SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event report): August 7, 2003

TIME WARNER TELECOM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-30218	84-1500624
(State or other jurisdiction	(Commission file number)	(I.R.S. Employer
of incorporation)		Identification Number)

10475 Park Meadows Drive Littleton, Colorado 80124

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (303) 566-1000

N/A

(Former name or former address, if changed since last report)

Item 5 . Other Events and Regulation FD Disclosure

The Registrant and Time Warner Inc., a unit of AOL Time Warner Inc., have executed a two-year extension of the license agreement granting the Registrant the right to use the Time Warner brand name until July 13, 2006. Without the amendment the license agreement would have expired July 13, 2004. The registrant and AOL Time Warner have the option of extending this agreement for additional periods. AOL Time Warner has announced its intention to change its corporate name to Time Warner Inc.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIME WARNER TELECOM INC.

By: /s/ Tina Davis
Name: Tina Davis Title: Vice President and Deputy General Counsel

Dated: September 25, 2003

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